Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, AT&T Note-Backed Series 2004-2
*CUSIP:        21988K297      Class     A-1
               21988KAJ6      Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2006.

INTEREST ACCOUNT
----------------


Balance as of November 15, 2005 ............................             $0.00
         Scheduled Income received on securities ...........     $2,437,500.00
         Unscheduled Income received on securities .........             $0.00

LESS:
         Distribution to Class A-1 Holders .................     -$1,937,500.00
         Distribution to Class A-2 Holders .................      -$500,000.00
         Distribution to Depositor .........................            -$0.00
         Distribution to Trustee ...........................            -$0.00
Balance as of May 15, 2006 .................................             $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of November 15, 2005 ............................             $0.00
         Scheduled Principal received on securities ........             $0.00

LESS:
         Distribution to Holders ...........................            -$0.00
Balance as of May 15, 2006 .................................             $0.00


                 UNDERLYING SECURITIES HELD AS OF May 15, 2006

       Principal Amount                     Title of Security
          ---------                         -----------------

         $50,000,000        AT&T Corp. 9.75% (8.00% Initial Interest Rate)
                            Senior Notes due November 15, 2031
                            *CUSIP:    001957BD0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.